Exhibit 99.01

News Release

Investor Contact:	Trade Press Contact:
Stan Finkelstein	David Viera
Investor Relations	Corporate Communications
(925) 290-4321	(925) 290-4681
ir@formfactor.com	dviera@formfactor.com

FormFactor, Inc. Reports Third Quarter Results

LIVERMORE, Calif. — October 26, 2010 — FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2010, that ended on September 25, 2010. Quarterly revenues were $47.3 million, down 18% from $57.6 million in the second quarter of fiscal 2010, and up 8% from $43.8 million in the third quarter of fiscal 2009.

On a GAAP basis net loss for the third quarter of fiscal 2010 was $95.8 million or $(1.90) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2010 of $33.9 million or $(0.68) per fully-diluted share and a net loss for the third quarter of fiscal 2009 of $23.9 million or $(0.48) per fully-diluted share. The third quarter of fiscal 2010 results include aggregated impairment charges of $55.4 million, or ($1.10) per fully diluted share, of which $3.4 million relates to impairments of certain long-lived assets and assets held for sale.  The remaining $52.0 million results from an enterprise-wide impairment of our long lived assets recorded in accordance with ASC 360, Property, Plant and Equipment.  A pre-tax restructuring charge of $8.5 million, or $(0.17) per fully diluted share, was also recorded in the third quarter of 2010 primarily related to employee termination benefits and costs of long-lived assets abandoned or impaired attributable to our decision to cease the transfer of manufacturing operations to Singapore.

On a Non-GAAP basis, net loss for the third quarter of fiscal 2010 was $27.7 million or $(0.55) per fully-diluted share, compared to a net loss for the second quarter of fiscal 2010 of $26.5 million or $(0.53) per fully-diluted share and a net loss for the third quarter of fiscal 2009 of $18.8 million or $(0.38) per fully-diluted share.

“We are making solid progress on qualifications of our Matrix platform at all major memory customers,” said Tom St. Dennis, CEO of FormFactor.  “We are starting to see good adoption of the Matrix product and robust repeat orders. We remain focused on expense management, and we continue to make progress on our goal to bring our manufacturing structure and operating expenses in line with revenues.”

In other matters, the Board of Directors has authorized the repurchase of up to $50 million dollars worth of common stock. Under the authorized stock repurchase program, the company may repurchase shares from time to time on the open market; the pace of repurchase activity will depend on levels of cash generation, current stock price, and other factors. The stock repurchase authorization expires in 12 months and the program may be modified or discontinued at any time.

The company has posted its revenue breakdown by region and market segment on the Investors section of its website at www.formfactor.com. FormFactor will conduct a conference call at 1:30 p.m. PDT, or 4:30 p.m. EDT, today. The public is invited to listen to a live web cast of FormFactor’s conference call on the Investors section of the company’s website at

www.formfactor.com. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available until October 28th, 2010 at 9:00 p.m. PDT, and can be accessed by dialing (800) 642-1687 (domestic) or (706) 645-9291 (international) and entering confirmation code 16405944.

Non-GAAP Financial Measures:

This press release highlights the company’s financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain charges that are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company’s performance, core results and underlying trends. FormFactor’s management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP, and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

About FormFactor:

Founded in 1993, FormFactor, Inc. (Nasdaq: FORM) is a leader in advanced wafer probe cards, which are used by semiconductor manufacturers to electrically test integrated circuits, or ICs. The company’s wafer sort, burn-in and device performance testing products move IC testing upstream from post-packaging to the wafer level, enabling semiconductor manufacturers to lower their overall production costs, improve yields, and bring next-generation devices to market. FormFactor is headquartered in Livermore, California with operations in Europe, Asia and North America. For more information, visit the company’s website at www.formfactor.com.

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FormFactor and the FormFactor logo are registered trademarks of FormFactor, Inc.  All other product, trademark, company or service names mentioned herein are the property of their respective owners.

Forward-looking Statements:

Statements in this press release that are not strictly historical in nature are forward-looking statements within the meaning of the federal securities laws, including statements regarding business momentum, demand for our products and future growth. These forward-looking statements are based on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results might differ materially from those in any forward-looking statement due to various factors, including, but not limited to: changes in the market environment, including the demand for DRAM and Flash memory devices and certain other semiconductor devices, the company’s ability to complete qualification of its Matrix platform products at major memory customers; the rate at which semiconductor manufacturers adopt the company’s Matrix platform products and request repeat orders; the company’s ability to manage expenses and bring its manufacturing structure and operating expenses in line with revenues; and the scope and extent to which the company repurchases any stock under its authorizes stock repurchase program.  Additional information concerning factors that could cause actual events or results to differ materially from those in any forward-looking statement is contained in the company’s Form 10-K for the fiscal year ended December 26, 2009, as filed with the Securities and Exchange Commission (“SEC”), and subsequent SEC filings. Copies of the company’s SEC filings are available at http://investors.formfactor.com/edgar.cfm. The company assumes no obligation to update the information in this press release, to revise any forward-looking statements or to update the reasons actual results could differ materially from those anticipated in forward-looking statements.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009

Revenues	$47,347	$43,773	$144,653	$102,340
Cost of revenues*	54,541	35,803	150,244	99,375
Gross profit (loss)	(7,194)	7,970	(5,591)	2,965

Operating expenses:
Research and development	12,825	13,775	43,913	41,823
Selling, general and administrative	16,219	17,366	52,810	61,939
Restructuring charges	8,539	—	14,603	7,943
Impairment of long-lived assets	55,402	632	56,401	632
Total operating expenses	92,985	31,773	167,727	112,337
Operating loss	(100,179)	(23,803)	(173,318)	(109,372)

Interest income, net	623	694	2,120	2,571
Other income (expense), net	3,960	(415)	3,995	(920)
Loss before income taxes	(95,596)	(23,524)	(167,203)	(107,721)
Provision for income taxes	231	377	672	19,969

Net loss	$(95,827)	$(23,901)	$(167,875)	$(127,690)

Net loss per share:
Basic and Diluted	$(1.90)	$(0.48)	$(3.35)	$(2.59)

Weighted-average number of shares used in per share calculations:

Basic and Diluted	50,431	49,582	50,136	49,392

Reconciliation of Non-GAAP Net loss:

	Three Months Ended		Nine Months Ended
	September 25,	September 26,	September 25,	September 26,
	2010	2009	2010	2009
GAAP Net loss	$(95,827)	$(23,901)	$(167,875)	$(127,690)
Deferred tax valuation allowance	—	—	—	44,683
Stock-based compensation, net of related income-tax impact **	4,219	4,503	13,371	12,178
Restructuring charges, net of related income-tax impact**	8,539	—	14,603	5,018
Impairment of long-lived assets, net of related income-tax impact	55,402	632	56,401	632
Non-GAAP Net loss	$(27,667)	$(18,766)	$(83,500)	$(65,179)

Non-GAAP Net loss per share:
Basic and Diluted	$(0.55)	$(0.38)	$(1.67)	$(1.32)

Weighted-average number of shares used in per share calculations:
Basic and Diluted	50,431	49,582	50,136	49,392

* Certain amounts were reclassified from Cost of Revenue to Impairment Charges for Q2’10 and Q3’09.

**  There was no related income tax impact to stock-based compensation and restructuring charges in the third quarter of fiscal 2010 as a result of the valuation allowance recorded.

FORMFACTOR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share amounts)

(Unaudited)

	September 25,	December 26,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$118,554	$122,043
Marketable securities	252,916	327,192
Accounts receivable, net	35,927	29,412
Inventories	29,065	25,548
Deferred tax assets, net	3,329	3,296
Refundable income taxes	417	26,774
Prepaid expenses and other current assets	15,203	12,346
Total current assets	455,411	546,611

Restricted cash	680	680
Property and equipment, net	35,172	97,758
Deferred tax assets, net	2,429	2,202
Other assets	6,059	8,717
Total assets	$499,751	$655,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$27,738	$29,250
Accrued liabilities	22,517	23,417
Income taxes payable	53	481
Deferred revenue	7,034	10,856
Total current liabilities	57,342	64,004
Long-term income taxes payable	6,423	6,423
Deferred rent and other liabilities	5,836	5,626
Deferred tax liability	2,134	2,134
Total liabilities	71,735	78,187
Stockholders’ equity
Common stock, $0.001 par value	52	50
Additional paid-in capital	647,533	630,333
Accumulated other comprehensive income	2,161	1,253
Accumulated deficit	(221,730)	(53,855)
Total stockholders’ equity	428,016	577,781
Total liabilities and stockholders’ equity	$499,751	$655,968